As Filed With the Securities and Exchange Commission on January 26, 1996

                                                    Registration No. 33-
     ---------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                              -------------------------

                                       FORM S-8

                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                              Advanced NMR Systems, Inc.
     ---------------------------------------------------------------------------
                (Exact name of registrant as specified in its charter)

                                       Delaware
     ---------------------------------------------------------------------------
            (State or other jurisdiction of incorporation or organization)

                                      22-2457487
     ---------------------------------------------------------------------------
                         (I.R.S. employer identification no.)

                                   46 Jonspin Road
                             Wilmington, Massachusetts                  01887
     ---------------------------------------------------------------------------
                       (Address of principal executive offices)       (Zip code)

              Advanced NMR Systems, Inc. 1993 Employee Stock Option Plan
     ---------------------------------------------------------------------------
                               (Full title of the plan)

                                     Jack Nelson
                                       Chairman
                            c/o Advanced NMR Systems, Inc.
                                   46 Jonspin Road
                           Wilmington, Massachusetts  01877
     ---------------------------------------------------------------------------
                       (Name and address of agent for service)

                                    (508) 657-8876
     ---------------------------------------------------------------------------
             Telephone number, including area code, of agent for service

                                       Copy to:
                                 Bruce A. Rich, Esq.
                                  Reid & Priest LLP
                                  40 W. 57th Street
                                 New York, NY  10019

                           CALCULATION OF REGISTRATION FEE
     ===========================================================================
                                                        Proposed
                                        Proposed        maximum
     Proposed Title of                  maximum         aggregate   Amount of
     securities to be    Amount to be   offering price  offering    registration
     registered          registered(1)  per share(2)    price       fee
     ---------------------------------------------------------------------------
     Common Stock,
     $.01 par value      750,000 shares   $1.64         $1,230,000    $424.14
     ===========================================================================


          (1) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers any additional securities to be offered or issued in connection with a stock split, stock dividend or similar transaction.

          (2) Estimated for the sole purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended.

                              ADVANCED NMR SYSTEMS, INC.


              ADVANCED NMR SYSTEMS, INC. 1993 EMPLOYEE STOCK OPTION PLAN


                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

          This Registration Statement on Form S-8 is prepared pursuant to General Instruction E to Form S-8.

     ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The document listed below is hereby incorporated by reference into this Registration Statement, and all documents subsequently filed by Advanced NMR Systems, Inc. (the "Company"), with the Securities and Exchange Commission (the "Commission"), pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents:

          (a) The Company's Registration Statement on Form S-8 (File No. 33-78928), as filed with the Commission on May 13, 1994, to register 1,500,000 shares of the Common Stock, $.01 par value, underlying the Company's 1993 Employee Stock Option Plan.

          Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement to the extent that a statement contained herein modifies or replaces such statement. Any such statement shall not be deemed to constitute a part of this Registration Statement except as so modified or replaced.


     ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the Delaware General Corporation Law ("DGCL") permits indemnification of officers, directors, employees and agents in certain circumstances. Section 145 also provides that a corporation may maintain insurance against liabilities for which indemnification is not expressly provided by statute.

          Article Seventh of the Company's Certificate of Incorporation, as amended (the "Articles"), provides for indemnification of the directors, officers, employees and agents of the Company to the full extent then permitted by the DGCL.

          Article V of the Company's Amended and Restated By-Laws (the "By-Laws") provides for indemnification by the Company of any person (and the heirs and legal representatives of such person) made or threatened to be made a party to any threatened pending or completed claim, action, suit or proceeding, by reason of the fact that he is or was a director, officer, employee or agent of the Company or any constituent corporation absorbed in a consolidation or merger, or serves or served with another corporation, partnership, joint venture, trust or other enterprise at the request of the Company or any such constituent corporation. Article V permits the Company to provide any of the above described persons advances for expenses incurred in defending any such action, suit or proceeding, upon receipt of an undertaking to repay such advances if he is not entitled to indemnification. Article V limits the personal liability of any such person to the fullest extent permitted by the DGCL. Article V also provides that the Company may purchase and maintain insurance, at its expense, on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company in such capacity for another corporation or other enterprise.

          Under the terms of an Agreement and Plan of merger among the Company, ANMR Acquisition Corp. and Medical Diagnostics, Inc. ("MDI"), dated as of May 2, 1995 (the "Merger Agreement"), the Company has agreed that, to the fullest extent permitted by the DGCL, from and after the Effective Time (as defined in the Merger Agreement), the Company shall indemnify, defend and hold harmless the present and former officers, directors and employees of MDI or any of its subsidiaries (the "Indemnified Parties") against all losses, claims, damages, costs, expenses, liabilities, or, with the approval of the Company, amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation which is in whole or in part based on, or arising out of the fact that such person is or was a director, officer or employee of MDI or any of its subsidiaries ("Indemnified Liabilities"), pertaining to any matter existing or occurring at or prior to the Effective Time and all Indemnified Liabilities which are in whole or in part based on, or arising out of, or pertaining to the Merger Agreement or the transactions contemplated thereby, except for a claim arising or based upon the gross negligence or willful misconduct of the Indemnified Party. Also, for a period of six years from the Effective Time the Articles and the By-Laws shall contain indemnification provisions no less favorable than those set forth in the MDI Articles and the MDI By-Laws.

          In addition, under the Merger Agreement the Company has agreed that it will maintain for a period of six years after the Effective Time the current policies of directors' and officers' liability insurance maintained by MDI to the extent that such policies are available at a cost of not greater than two times the current annual amount paid by MDI (the "Cap") so that if comparable coverage can be obtained only by paying an annual premium in excess of the Cap, the Company shall only be required to obtain as much coverage as can be obtained by paying an annual premium equal to the Cap.

     ITEM 8.   EXHIBITS.

               Exhibit No.    Description
               ----------     -----------

                4(a)** Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3 filed with the Company's Registration Statement on Form S-2, and amendments thereto, declared effective August 18, 1993 (File No. 2-84785)).

                4(b)** Amendment to Certificate of Incorporation of the Company, dated November 3, 1993 (incorporated by reference to Exhibit 3.2 filed with the Company's Registration Statement on Form S-4, and amendments thereto (File No. 33-95320)).

                4(c)** Amendment to Certificate of Incorporation, dated August 31, 1995 (incorporated by reference to
                              Exhibit 3.1 to the Company's Current Report on Form 8-K for an event of August 31, 1995 (File No. 0-11914)).

                4(d)** Amendment to Certificate of Incorporation, dated September 21, 1995 (incorporated by reference to
                              Exhibit 3.4 filed with the Company's Annual
                              Report on Form 10-K for the transition period from January 1, 1995 to September 30, 1995).

                4(e)** Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 3.4 filed with the Company's Registration Statement on Form S-4, and amendments thereto (File No. 33-95320)).

               4(f)** 1993 Employee Stock Option Plan (incorporated by reference to Exhibit A to the Company's Definitive Proxy Statement, dated October 4, 1993, for the 1993 Annual Meeting of Stockholders).

                5*            Opinion of Reid & Priest LLP.

               23(a)* Consent of Richard A. Eisner & Company, LLP, independent public accountants for the Company.

               23(b)*         Consent of Reid & Priest LLP (included in
                              Exhibit 5).

               24* Power of Attorney (included on signature page of this Registration Statement on Form S-8).

     --------------------------
     *    Filed herewith.

     ** Exhibits followed by a parenthetical reference are incorporated by reference herein from the document described therein.


     ITEM 9.   UNDERTAKINGS.

          The Company hereby undertakes:

               (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (b) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (c) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (d) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (b) and (c) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

               (e) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

               (f) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering;

               (g) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Massachusetts on the 25th day of January, 1996.

                                              ADVANCED NMR SYSTEMS, INC.


                                              By: /s/ Jack Nelson
                                                  --------------------------
                                                     Jack Nelson, Chairman

                                  POWER OF ATTORNEY

          Each director and/or officer of the Company whose signature appears below hereby appoints Jack Nelson as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below and to file with the Commission, any and all amendments, including post-effective amendments, to this Registration Statement.

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                Title                         Date
     ---------                -----                         ----


     /s/ Jack Nelson          Chairman of the Board    January 25, 1996
     ---------------------
         Jack Nelson


     /s/ Charles Moche        Chief Financial Officer  January 25, 1996
     ---------------------
         Charles Moche


     /s/ George Aaron         Director                 January 25, 1996
     ---------------------
         George Aaron


                              Director
     ---------------------
         Edward J. Connors


     /s/ Enrique Levy         Director                 January 25, 1996
     ---------------------
         Enrique Levy


                              Director
     ---------------------
         John A. Lynch


                              Director
     ---------------------
         George A. Silver


     /s/ Robert S. Spira      Director                 January 25, 1996
     ---------------------
         Robert S. Spira


     /s/ Sol Triebwasser      Director                 January 25, 1996
     ---------------------
         Sol Triebwasser

                                  INDEX TO EXHIBITS
                              ADVANCED NMR SYSTEMS, INC.
                              --------------------------


                                                            Sequentially
     Exhibit                                                  Numbered
       No.     Description                                      Page
     -------   -----------                                  ------------

     5         Opinion of Reid & Priest LLP.

     23(a) Consent of Richard A. Eisner & Company, LLP, independent public accountants for the Company.

     23(b)     Consent of Reid & Priest LLP (included in
               Exhibit 5).

     24 Power of Attorney (included on signature page of this Registration Statement on Form S-8).